SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549



                            FORM 8-K


       CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
       SECURITIES AND EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

                  Date of Report: December 16, 1997



                            PRO-DEX, INC.

        (Exact Name of Registrant as Specified in its Charter)


                   Commission File Number     0-14942

         Colorado                                 84-1261240
(State or other Jurisdiction                   (I.R.S. Employer
    of Incorporation or                         Identification
       Organization                                 Number)


          1401 Walnut Street, Suite 540, Boulder, Colorado 80302

       (Address Of Principal Executive Offices, Including Zip Code)


          Registrant's Telephone Number, Including Area Code:
                           (303) 443-6136




                INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.  Changes in the Control of Registrant.  None.

ITEM 2.  Acquisition or Disposition of Assets.  None.

ITEM 3.  Bankruptcy or Receivership.  None.

ITEM 4.  Changes in Registrant's Certifying Registered Accountant.  None.

ITEM 5.  Other Events.

     On December 1, 1997, United States District Judge Daniel B. Sparr dismissed Civil Action No.: 97 S 1479 filed against Registrant and its wholly owned subsidiary, Biotrol International, Inc. ("Biotrol") in the United States District Court for Colorado by Cottrell, Ltd. ("Cottrell").
The Court found that Cottrell's complaint sought a determination as to whether Birex(TM) labels, Biotrol's hard surface dental disinfectant product, violated Environmental Protection Agency labeling regulations. The Court held that the resolution of the complaint would require the Court to interpret and apply regulations which are within the exclusive jurisdiction of the Environmental Protection Agency.

     Accordingly, the Court granted Registrant and Biotrol's motion to dismiss, denied Cottrell's motion for leave to amend its complaint and dismissed the case in its entirety.

     Both Biotrol and Cottrell sell cleaning solutions to dental dealers. The products are used to disinfect countertops and other hard surfaces in dental offices. The U.S. Environmental Protection Agency regulates such products and reviews advertising and labeling claims made about the products by manufacturers.

ITEM 6.  Resignation of Registrant's Directors.  None.

ITEM 7.  Financial Statements and Exhibits.  None.

ITEM 8.  Changes in Fiscal Year.  None.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PRO-DEX, INC.


                                       --------------------------
                                       George J. Isaac
                                       Chief Financial Officer